UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023 (June 14, 2023)

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Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

After being adjourned on May 24, 2023, the 2023 annual meeting of stockholders (the “Annual Meeting”) of Volcon, Inc. (the “Company”) was reconvened on June 14, 2023. At the Annual Meeting the Company’s stockholders approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 100,000,000 to 250,000,000 (the “Authorized Share Increase”).

A Certificate of Amendment to the Company's Second Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) was filed with the Secretary of State of the State of Delaware to effect the Authorized Share Increase on June 15, 2023.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

After being adjourned on May 24, 2023, the 2023 annual meeting of stockholders (the “Annual Meeting”) of Volcon, Inc. (the “Company”) was reconvened on June 14, 2023. Set forth below are the four proposals that were voted on at the Annual Meeting and the stockholder votes on each such proposal, as certified by the Annual Meeting inspector of election. The proposals are described in greater detail in the Definitive Proxy Statement of the Company (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2023, the relevant portions of which are incorporated herein by reference.

On March 30, 2023, the record date for the Annual Meeting (the “Record Date”), there were 24,615,119 shares of Company common stock issued, outstanding and entitled to vote. Stockholders holding 15,200,864 shares of Company common stock, representing approximately 61.75% of the shares of common stock outstanding on Record Date, were present at the Annual Meeting, in person or represented by proxy.

Each of the proposals summarized below was approved by the Company’s stockholders.

 Proposal 1: The five nominees named in the Proxy Statement were elected to serve a one-year term expiring at the 2024 Annual Meeting of the Stockholders or until his or her successor is duly elected and qualified, based upon the following votes:

Nominee	For	Withheld	Broker Non-Vote
Jordan Davis	11,762,069	241,864	3,196,931
Jonathan Foster	11,737,741	266,192	3,196,931
John Kim	11,725,149	278,784	3,196,931
Christian Okonsky	11,665,151	338,782	3,196,931
Karin-Joyce Tjon	11,715,971	287,962	3,196,931

Proposal 2:  The amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock from 100,000,000 to 250,000,000 shares was approved based upon the following votes:

For	Against	Abstain	Broker Non-Vote
12,675,480	2,254,160	271,224	0

Proposal 3:  The amendment to the Certificate of Incorporation to grant the Board of Directors of the Company (the “Board”) authority to effect a reverse stock split of the Company’s outstanding common stock at one of the following reverse stock split ratios, 1-for-2, 1-for-3, 1-for-4, or 1-for-5, as determined by the Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting, was approved based upon the following votes:

For	Against	Abstain	Broker Non-Vote
13,521,016	1,589,106	90,742	0

Proposal 4:  The appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified, having received the following votes:

For	Against	Abstain	Broker Non-Vote
14,890,544	88,914	221,406	0

Other than the four proposals summarized above, no other item of business was submitted at the Annual Meeting for stockholder action.

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Item 9.01.	Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of Volcon, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcon, Inc.
(Registrant)

Date: June 15, 2023	/s/ Greg Endo
Greg Endo Chief Financial Officer

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